UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 4, 2011
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01                      Completion of Acquisition or Disposition of Assets

On September 8, 2011, Vasomedical, Inc. announced that its newly formed subsidiary, Vasomedical Global, has successfully completed the purchase of all the outstanding capital stock of privately held Fast Growth Enterprises Limited, a British Virgin Islands company that owns Life Enhancement Technology Limited (“LET”) and Biox Instruments Co. Ltd. (“Biox”), as per the stock purchase agreement reported on August 23, 2011.  The consideration of this acquisition includes a cash payment of $1 million as well as the issuance of up to 7.4 million restricted shares of the Company’s common stock, part of which is performance based, and warrants.

LET, based in Foshan, Guangdong, China, has been Vasomedical’s supplier for its proprietary Enhanced External Counterpulsation (EECP®) systems, including certain Lumenair systems and all AngioNew® systems.  Biox, a leading developer and manufacturer of ambulatory monitoring devices in China, is located in Wuxi, Jiangsu, China, and has been Vasomedical’s partner on the BIOX series ECG Holter recorder and analysis software as well as ambulatory blood pressure monitoring systems.  Vasomedical has obtained FDA clearance to market these products in the United States.

The foregoing summary of the Stock Purchase Agreement dated as of August 19, 2011 among Vasomedical, Inc., Vasomedical Acquisition Corp., Fast Growth Enterprises Limited (“FGE”) and the FGE Shareholders (the “Agreement”), and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011.  A copy of the press release announcing the closing of this transaction is attached as an exhibit to this report and is also incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this current report on Form 8-K not later than seventy-one (71) calendar days after the date this current report must be filed.

(b)           Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this current report on Form 8-K no later than seventy-one (71) calendar days after the date this current report must be filed.

(d)             Exhibits

10.1    Stock Purchase Agreement dated as of August 19, 2011 among Vasomedical, Inc., Vasomedical Acquisition Corp., Fast Growth Enterprises Limited (“FGE”) and the FGE Shareholders.   (Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended May 31, 2011.)

99.1    Press Release dated September 8, 2011 related to the acquisition of Life Enhancement Technology Limited and Biox Instruments Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer
Date:  September 12, 2011